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                                                                    EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements listed below of BANC ONE CORPORATION of our report dated February 21, 1997 on our audits of the consolidated financial statements of BANC ONE CORPORATION and Subsidiaries, as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994, included in BANC ONE CORPORATION's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996.


        Registration Statements on Form S-8
               Registration Numbers:

        ..33-14475             ..33-55172
        ..33-10822             ..33-55174
        ..33-18277             ..33-54100
        ..33-27849             ..33-61760
        ..33-34294             ..33-61758
        ..33-37400             ..33-60424
        ..33-20890             ..33-50117
        ..33-20990             ..33-55149
        ..33-40041             ..33-55315
        ..33-45473             ..33-58923
        ..33-46189             ..333-00445
        ..33-53752

        Registration Statements on Form S-3
               Registration Number:

        ..33-64195             ..333-21981
        ..333-22413


                                        COOPERS & LYBRAND L.L.P.

Columbus, Ohio
March 20, 1997